Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

SECOND QUARTER 2006 FINANCIAL RESULTS

ITASCA, IL, July 25, 2006 — Gallagher today reported its financial results for the quarter and six-month period ended June 30, 2006. A printer-friendly format is available at www.ajg.com.

Quarter Ended June 30

	Revenues			Pretax Earnings (Loss)		Diluted Net Earnings (Loss) Per Share
Segment	2nd Q 06	2nd Q 05	Chg	2nd Q 06	2nd Q 05	2nd Q 06	2nd Q 05
	$ in millions			$ in millions
Brokerage	$269.2	$237.4	13%	$46.8	$27.2	$0.29	$0.15
Contingent Commission Matters	0.9	9.4		0.9	9.4	—	0.05
Pension Curtailment Gain	—	—		—	6.9	—	0.04

Total Brokerage	270.1	246.8		47.7	43.5	0.29	0.24
Risk Management	98.4	89.6	10%	13.5	15.4	0.08	0.09
Pension Curtailment Gain	—	—		—	3.1	—	0.02

Total Risk Management	98.4	89.6		13.5	18.5	0.08	0.11
Financial Services	2.1	34.7		(13.5)	(4.6)	—	0.11
Discontinued Operations	—	—		—	—	—	0.08

Total Company	$370.6	$371.1		$47.7	$57.4	$0.37	$0.54

Six Months Ended June 30

	Revenues			Pretax Earnings (Loss)		Diluted Net Earnings (Loss) Per Share
Segment	6 Mths 06	6 Mths 05	Chg	6 Mths 06	6 Mths 05	6 Mths 06	6 Mths 05
	$ in millions			$ in millions
Brokerage	$493.4	$446.0	11%	$63.7	$37.0	$0.39	$0.18
Contingent Commission Matters	1.9	26.1		1.9	(8.9)	0.01	(0.04)
Pension Curtailment Gain	—	—		—	6.9	—	0.03

Total Brokerage	495.3	472.1		65.6	35.0	0.40	0.17
Risk Management	196.4	181.2	8%	28.7	32.6	0.18	0.20
Pension Curtailment Gain	—	—		—	3.1	—	0.02

Total Risk Management	196.4	181.2		28.7	35.7	0.18	0.22
Financial Services	6.4	64.6		(17.6)	(7.0)	(0.03)	(0.04)
Litigation Matters	—	—		—	(131.0)	—	(0.67)
Discontinued Operations	—	—		—	—	—	0.03

Total Company	$698.1	$717.9		$76.7	$(67.3)	$0.55	$(0.29)

“I am pleased with our strong second quarter results. Our Brokerage Segment posted 9% organic revenue growth and our Risk Management Segment posted 10% organic revenue growth,” said J. Patrick Gallagher, Jr., President and Chief Executive Officer. “On a combined basis, our Brokerage and Risk Management Segments posted 12% revenue growth and a 40% increase in pretax earnings, excluding contingent commission matters and pension plan curtailment gains. Around the globe, our team is energized and our clients are receiving excellent advice and service.”

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Brokerage Segment Highlights

•	Revenue growth of 13%, excluding contingent commissions, of which 9% is organic.

•	Under its settlement with the State of Illinois, Gallagher can no longer accept contingent commissions on retail business effective January 1, 2006, except for retail contingent commissions associated with acquired entities for a period of up to three years after the acquisition date. The following is a summary of revenues recognized related to retail contingent commission contracts in 2005 and 2006 (in millions):

Contingent Commission Income	1st Q	2nd Q	3rd Q	4th Q
2005	$16.7	$9.4	$2.0	$0.7
2006	1.0	0.9

•	Investment income and other for second quarter 2006 includes a $1.0 million one-time gain related to sales of small books of business.

•	Excluding the impact of the 2005 pension curtailment gain and retail contingent commission matters, second quarter 2006 compensation expense ratio was 2.2% lower than 2005. Reduced employee benefit expenses of 1.5%, improved results from new hires, and operational efficiencies gained throughout the past year were partially offset by additional stock compensation expense of 1.1% and severance costs. The new hires made in the latter part of 2004 and early 2005 are continuing to validate in second quarter 2006.

•	Second quarter operating expense ratio, excluding retail contingent commission matters, was 3.5% lower than 2005, mostly reflecting decreased insurance costs of 0.9%, favorable foreign currency translation of 0.3% and expense savings initiatives put in place in the latter part of 2005.

•	Pretax margin of 17%, excluding retail contingent commission matters. Excluding the impact of the 2005 pension curtailment gain, the 5.9% margin improvement over 2005 resulted primarily from the compensation and operating expense factors discussed above.

•	Beginning January 1, 2006, Gallagher adopted a new accounting standard, which resulted in additional stock compensation expense of approximately $1.2 million in second quarter 2006 in the Brokerage Segment related to stock options granted prior to 2003. Gallagher had previously been expensing only those stock options granted subsequent to 2002.

•	Second quarter effective tax rate was 40% in 2006 and 47% in 2005. The effective tax rate for the Brokerage Segment in second quarter 2005 was adversely impacted by the retail contingent commission related charges. See effective tax rate discussion below.

Risk Management Segment Highlights

•	Revenue growth of 10%, all of which is organic. International revenues were up 70%, reflecting the previously announced large new client in Australia, and an increase in annual performance based revenues.

•	Excluding the impact of the 2005 pension curtailment gain, second quarter 2006 compensation expense ratio was 1.5% higher than 2005. Reduced employee benefit expenses of 1.0%, were offset by additional stock compensation expense of 0.5% and increased staffing levels.

•	Second quarter operating expense ratio was 2.2% higher than 2005 due to increased insurance costs of 0.6%, increased lease costs of 0.4% and increased office expenses of 0.5%.

•	Pretax margin of 14%. Excluding the impact of the 2005 pension curtailment gain, the 3.6% margin reduction from 2005 results primarily from the compensation and operating expense factors discussed above.

•	Beginning January 1, 2006, Gallagher adopted a new accounting standard, which resulted in additional stock compensation expense of approximately $0.2 million in second quarter 2006 in the Risk Management Segment related to stock options granted prior to 2003. Gallagher had previously been expensing only those stock options granted subsequent to 2002.

•	Second quarter effective tax rate was 39% in 2006 and 41% in 2005. See effective tax rate discussion below.

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Financial Services Segment Highlights

As previously reported in Gallagher’s Current Report on Form 8-K filed on June 14, 2006, tax credits and tax credit-related revenues associated with Gallagher’s IRC Section 29-related Syn/Coal investments will phase-out if the calendar year 2006 average of the commonly reported crude oil price (NYMEX Price) per barrel reaches certain levels.

•	Gallagher estimates that the NYMEX Price would need to average approximately $62.00 per barrel for calendar 2006 for any phase-out to begin and average approximately $78.00 per barrel for calendar 2006 for a complete phase-out. There was no phase-out in 2005 or prior years.

•	The average daily NYMEX Price for 2006 through June 30, 2006 was $67.00. The ending NYMEX Price at June 30, 2006 was $73.94 and $73.54 on July 18, 2006.

•	It is not possible for Gallagher to predict what oil prices will average for all of calendar year 2006. When establishing its estimates for second quarter 2006 revenues, expenses and income tax provisions, Gallagher estimated an average 2006 calendar year NYMEX Price of $70.40. This average would produce an IRC Section 29 phase-out of approximately 53% and was determined by using actual daily closing prices from January 1, 2006 to June 30, 2006 and with the assumption that oil prices would average approximately $74.00 per barrel for the remainder of 2006.

•	Gallagher has continued to operate its three IRC Section 29-related Syn/Coal facilities that have historically generated installment sale gains, but relatively few tax credits for Gallagher.

•	Through June 12, 2006, Gallagher did not operate its two IRC Section 29-related Syn/Coal facilities that have historically generated pretax losses yet produce substantially all of Gallagher’s IRC Section 29-related Syn/Coal tax credits. Effective June 12, 2006, Gallagher restarted production at these two facilities.

•	To partially mitigate the financial risk of a phase-out, which reduces the value of the tax credits earned and reduces the installment sale gains from Gallagher’s IRC Section 29-Syn/Coal investments, Gallagher has entered into an arrangement with an unaffiliated third party which constitutes a call spread on oil futures to create a financial hedge that is designed to generate gains to Gallagher in the event of certain levels of increased oil prices. This hedge is not intended to be a “perfect hedge” for accounting purposes, but is intended to mitigate a substantial portion of the negative impact to Gallagher of increased oil prices. The hedging gains are designed to offset a portion of the expenses associated with operating Gallagher’s IRC Section 29-Syn/Coal facilities in the event of a phase-out of Section 29 tax credits, which phase-outs are based on oil prices averaging certain levels for calendar year 2006. Gallagher made an up-front payment of $8.5 million on June 8, 2006 to enter into this financial hedge, which will be marked to market value each quarter as part of the Financial Services Segment operating results, through December 31, 2006, the date the contract expires or the date the contract is sold. The financial hedge was valued at $9.6 million at June 30, 2006, which resulted in an unrealized gain of $1.1 million that was included in the Financial Services Segment second quarter operating results. Gallagher has not determined whether it will enter into similar hedging arrangements for 2007.

•	At June 30, 2006, the remaining carrying value of the five facilities and other related assets was approximately $14.7 million in the aggregate. Gallagher has historically depreciated/amortized these assets at approximately $2.5 million per quarter and expects to continue to do so. If Gallagher chooses to either permanently shut down the facilities or enter into a significantly prolonged idle period, all or part of this remaining carrying value could become impaired and require a non-cash charge against earnings in the period that such a determination is made.

•	As a result of the actions taken above, Gallagher anticipates reporting the following results for its Financial Services Segment for full year 2006, assuming three possible average oil prices:

Estimated Range of Operating Results for the Financial Services Segment
Average Annual 2006 NYMEX Oil Price	Pretax Loss	Earnings (Loss) per Diluted Share
$66.00	$38.0 to $42.0 million	$0.13 to $0.17
$69.00	$43.0 to $47.0 million	$0.00 to $0.03
$72.00	$42.0 to $46.0 million	$(0.11) to $(0.07)

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Financial Services Segment Highlights (continued)

•	Marked to market accounting related to the call spread requires management to periodically obtain estimates of the current market value of the call spread, which estimates are based on the market’s perception of what the average 2006 calendar year NYMEX Price will be at December 31, 2006. The changes in market value could cause volatility in the quarterly operating results of the Financial Services Segment. In addition, the potential variability in the operating results of the Syn/Coal facilities and other Financial Services Segment’s investments could also cause volatility in the quarterly operating results of the Financial Services Segment. As a result, even though full year information is provided above, Gallagher is unable to provide quarterly earnings guidance for its Financial Services Segment.

•	The information provided above is highly dependent on future events and actual results may differ materially. Significant uncertainty with respect to future events includes, among others, the availability of coal stocks and corresponding coal prices, weather, plant operating capacities, the actual levels of Syn/Coal facility production and whether Gallagher’s hedging strategy performs as expected and is held for its duration. Gallagher cannot at this time predict whether or to what extent it will ultimately be able to benefit from its IRC Section 29-related Syn/Coal facilities nor can Gallagher definitively estimate the revenues, income and/or tax credits that these facilities will provide. In addition, the information presented above may differ materially due to the potential variability in the operating results of the Financial Services Segment’s other investments.

Effective Tax Rate

•	Gallagher’s projected annual effective tax rate as of June 30, 2006 was 30%, which is reduced from the 41% reported for first quarter 2006. This decrease is a direct result of anticipated IRC Section 29-related credits earned from restarting operations at the two Syn/Coal facilities that have historically produced substantially all of Gallagher’s IRC Section 29-related credits.

•	Gallagher has changed its segment allocation method for income taxes. Previously, Gallagher had applied its overall effective tax rate for the consolidated group to each reporting segment. Beginning in second quarter 2006, Gallagher is allocating the provision for income taxes to each segment as if those segments were preparing income tax provisions on a separate company basis. As a result, the provision for income taxes for the Financial Services Segment now reflects the entire benefit of the IRC Section 29-related credits because that is the segment that is producing the credits. Historical results have been reclassified to conform to the current presentation. Gallagher anticipates reporting an effective tax rate of approximately 39% to 41% in both its Brokerage Segment and its Risk Management Segment for the foreseeable future, regardless of historical or future oil prices.

The company will host a webcast conference call on Wednesday, July 26, 2006 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in seven countries and does business in 120 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded on the New York Stock Exchange under the symbol AJG.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the areas of tax legislation and crude oil prices. Please refer to our filings with the Securities and Exchange Commission, including Item 1, “Business – Information Concerning Forward-Looking Statements” and Item 1A, “Risk Factors”, of our Annual Report on Form 10-K, for a more detailed discussion of these factors.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended June 30, 2006	3 Months Ended June 30, 2005	6 Months Ended June 30, 2006	6 Months Ended June 30, 2005
BROKERAGE SEGMENT
Commissions	$214.4	$191.7	$396.6	$367.5
Retail contingent commissions	0.9	9.4	1.9	26.1
Fees	48.8	40.9	83.5	70.3
Investment income and other	6.0	4.8	13.3	8.2

Revenues	270.1	246.8	495.3	472.1

Compensation	161.3	140.7	310.7	282.5
Operating	51.9	53.7	101.0	102.1
Depreciation	3.8	3.7	7.2	7.1
Amortization	5.4	5.2	10.8	10.4
Retail contingent commission related matters	—	—	—	35.0

Expenses	222.4	203.3	429.7	437.1

Earnings from continuing operations before income taxes	47.7	43.5	65.6	35.0
Provision for income taxes	19.1	20.4	26.5	18.9

Earnings from continuing operations	$28.6	$23.1	$39.1	$16.1

Diluted earnings from continuing operations per share	$0.29	$0.24	$0.40	$0.17
Growth - revenues	9%	11%	5%	11%
Organic growth in commissions and fees (1)	9%	1%	7%	1%
Growth - pretax earnings	10%	-2%	NMF	NMF
Compensation expense ratio (2)	60%	59%	63%	63%
Operating expense ratio (2)	19%	23%	20%	23%
Pretax profit margin before retail contingent commission matters (2)	17%	14%	13%	10%
Effective tax rate	40%	47%	40%	54%

RISK MANAGEMENT SEGMENT
Fees	$97.5	$89.0	$194.5	$180.0
Investment income	0.9	0.6	1.9	1.2

Revenues	98.4	89.6	196.4	181.2

Compensation	58.0	48.4	114.1	99.8
Operating	24.6	20.4	49.1	41.5
Depreciation	2.2	2.2	4.3	4.0
Amortization	0.1	0.1	0.2	0.2

Expenses	84.9	71.1	167.7	145.5

Earnings from continuing operations before income taxes	13.5	18.5	28.7	35.7
Provision for income taxes	5.3	7.6	11.5	14.6

Earnings from continuing operations	$8.2	$10.9	$17.2	$21.1

Diluted earnings from continuing operations per share	$0.08	$0.11	$0.18	$0.22
Growth - revenues	10%	4%	8%	8%
Organic growth in fees (1)	10%	4%	8%	8%
Growth - pretax earnings	-27%	32%	-20%	35%
Compensation expense ratio	59%	54%	58%	55%
Operating expense ratio	25%	23%	25%	23%
Pretax profit margin	14%	21%	15%	20%
Effective tax rate	39%	41%	40%	41%

FINANCIAL SERVICES SEGMENT
Investment income:
Asset Alliance Corporation	$(1.9)	$(0.8)	$(1.0)	$0.1
Low income housing developments	0.1	0.1	0.3	—
IRC Section 29 Syn/Coal facilities:
Three unconsolidated facilities	1.6	15.3	3.7	27.8
Two consolidated facilities	3.6	12.8	3.6	25.6
Other alternative energy investments	(0.7)	0.3	(1.4)	1.3
Home office land and building	1.3	2.3	2.0	3.7
Airplane leasing company	0.9	1.0	1.7	2.0
Real estate, venture capital and other investments	0.6	(0.1)	0.9	0.4

	5.5	30.9	9.8	60.9
Investment gains (losses)	(3.4)	3.8	(3.4)	3.7

Revenues	2.1	34.7	6.4	64.6

Investment expenses:
IRC Section 29 Syn/Coal facilities:
Three unconsolidated facilities	3.8	7.7	7.3	8.6
Two consolidated facilities	5.6	22.3	5.9	44.9
Compensation, professional fees and other	2.6	3.2	3.2	6.1

	12.0	33.2	16.4	59.6
Interest	2.1	3.0	4.2	5.6
Depreciation	1.5	3.1	3.4	6.4
Litigation related matters	—	—	—	131.0

Expenses	15.6	39.3	24.0	202.6

Earnings (loss) from continuing operations before income taxes	(13.5)	(4.6)	(17.6)	(138.0)
Benefit for income taxes	(13.3)	(14.8)	(15.0)	(71.4)

Earnings (loss) from continuing operations	$(0.2)	$10.2	$(2.6)	$(66.6)

Diluted earnings (loss) from continuing operations per share	$—	$0.11	$(0.03)	$(0.71)

See notes to second quarter 2006 earnings release and non-GAAP financial measures on page 7.

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Consolidated Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended June 30, 2006	3 Months Ended June 30, 2005	6 Months Ended June 30, 2006	6 Months Ended June 30, 2005
TOTAL COMPANY
Commissions	$214.4	$191.7	$396.6	$367.5
Retail contingent commissions	0.9	9.4	1.9	26.1
Fees	146.3	129.9	278.0	250.3
Investment income - Brokerage and Risk Management	6.9	5.4	15.2	9.4
Investment income - Financial Services	5.5	30.9	9.8	60.9
Investment gains (losses)	(3.4)	3.8	(3.4)	3.7

Revenues	370.6	371.1	698.1	717.9

Compensation	219.3	189.1	424.8	382.3
Operating	76.5	74.1	150.1	143.6
Investment expenses	12.0	33.2	16.4	59.6
Interest	2.1	3.0	4.2	5.6
Depreciation	7.5	9.0	14.9	17.5
Amortization	5.5	5.3	11.0	10.6
Litigation related matters	—	—	—	131.0
Retail contingent commission related matters	—	—	—	35.0

Expenses	322.9	313.7	621.4	785.2

Earnings (loss) from continuing operations before income taxes	47.7	57.4	76.7	(67.3)
Provision (benefit) for income taxes	11.1	13.2	23.0	(37.9)

Earnings (loss) from continuing operations	36.6	44.2	53.7	(29.4)

Earnings on discontinued operations, net of income taxes	—	7.6	—	2.2

Net earnings (loss)	$36.6	$51.8	$53.7	$(27.2)

Diluted earnings (loss) from continuing operations per share	$0.37	$0.46	$0.55	$(0.32)
Diluted earnings on discontinued operations per share	—	0.08	—	0.03

Diluted net earnings (loss) per share	$0.37	$0.54	$0.55	$(0.29)

Dividends declared per share	$0.30	$0.28	$0.60	$0.56

Other Information
Basic weighted average shares outstanding (000s)	96,814	93,790	96,472	93,135
Diluted weighted average shares outstanding (000s)	98,034	95,584	97,905	95,194
Common shares repurchased (000s)	431	59	449	59
Annualized return on beginning tangible net worth (3)			31%	NMF
Number of acquisitions closed	4	5	5	7
Workforce at end of period (includes acquisitions)			8,358	8,052

Earnings (Loss) From Continuing Operations Before Litigation and Contingent Commission Related Matters, Investment (Gains) Losses, Pension Plan Curtailment Gain, Depreciation, Amortization and Stock Compensation Expense (4)

Earnings (loss) from continuing operations	$36.6	$44.2	$53.7	$(29.4)
Litigation and contingent commission related matters	—	—	—	166.0
Investment (gains) losses	3.4	(3.8)	3.4	(3.7)
Pension plan curtailment gain	—	(10.0)	—	(10.0)
Depreciation	7.5	9.0	14.9	17.5
Amortization	5.5	5.3	11.0	10.6
Amortization of deferred comp and restricted stock	3.9	1.4	5.7	4.1
Stock compensation expense	3.9	2.0	8.2	4.2
Tax effect	(9.7)	(1.6)	(17.3)	(75.5)

Earnings (loss) from continuing operations before, litigation and contingent commission related matters, investment (gains) losses, pension plan curtailment gain depreciation, amortization and stock compensation expense	$51.1	$46.5	$79.6	$83.8

On a diluted per share basis	$0.52	$0.49	$0.81	$0.88

See notes to second quarter 2006 earnings release and non-GAAP financial measures on page 7.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	June 30, 2006	Dec 31, 2005
Cash and cash equivalents	$222.4	$317.8
Restricted cash	609.1	518.3
Unconsolidated investments - current	28.1	43.2
Premiums and fees receivable	1,618.2	1,396.8
Other current assets	122.0	125.7

Total current assets	2,599.8	2,401.8

Unconsolidated investments - noncurrent	62.0	68.2
Fixed assets related to consolidated investments - net	122.9	126.0
Other fixed assets - net	66.5	59.1
Deferred income taxes	246.6	236.1
Other noncurrent assets	83.1	80.1
Goodwill - net	273.3	245.7
Amortizable intangible assets - net	184.1	172.5

Total assets	$3,638.3	$3,389.5

Premiums payable to insurance and reinsurance companies	$2,239.6	$1,917.4
Accrued compensation and other accrued liabilities	242.8	378.3
Unearned fees	34.7	35.7
Income taxes payable	24.5	24.6
Other current liabilities	19.4	25.0
Corporate related borrowings	35.0	—
Investment related borrowings - current	7.2	5.3

Total current liabilities	2,603.2	2,386.3
Investment related borrowings - noncurrent	104.3	107.6
Other noncurrent liabilities	129.6	126.5

Total liabilities	2,837.1	2,620.4

Stockholders’ equity:
Common stock - issued and outstanding	97.2	95.7
Capital in excess of par value	250.9	216.3
Retained earnings	459.1	463.7
Accumulated other comprehensive earnings (loss)	(6.0)	(6.6)

Total stockholders’ equity	801.2	769.1

Total liabilities and stockholders’ equity	$3,638.3	$3,389.5

Other Information
Tangible net worth (5)	$343.8	$350.9
Book value per share	$8.24	$8.04
Tangible book value per share (6)	$3.54	$3.67

Notes to Second Quarter 2006 Earnings Release and Non-GAAP Financial Measures

Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided elsewhere in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

Non-GAAP Measures Defined

(1)	Organic growth excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes contingent commission revenues.
(2)	Represents pretax earnings (loss) from continuing operations before the impact of pretax retail contingent commission related matters divided by total revenues, excluding retail contingent commissions. Compensation expense and operating expense ratios are computed using total revenues after excluding retail contingent commissions matters.
(3)	Represents year-to-date net earnings divided by total stockholders’ equity, less net balance of goodwill and amortizable intangible assets, as of the beginning of the year.
(4)	Represents net earnings before the after-tax effect of the impact of litigation and contingent commission related matters, investment gains (losses), pension plan curtailment gain, depreciation, amortization, amortization of deferred compensation and restricted stock expense and stock compensation expense.
(5)	Represents total stockholders’ equity less net balance of goodwill and amortizable intangible assets.
(6)	Represents tangible net worth divided by the common shares outstanding at the end of the period.

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Arthur J. Gallagher & Co.

Unconsolidated Investment Summary

(Unaudited - in millions)

	June 30, 2006		December 31, 2005		June 30, 2006
					LOCs & Financial Guarantees		Funding Commitments
	Current	Noncurrent	Current	Noncurrent
Unconsolidated Investments:
Direct and indirect investments in Asset Alliance Corporation (AAC):
Common stock	$—	$14.0	$—	$15.5	$—		$—
Preferred stock	0.1	13.3	0.1	13.3	—		—
Debentures	12.8	—	13.2	—	—		—
Indirectly held	—	1.3	—	1.4	—		—

Total AAC	12.9	28.6	13.3	30.2	—		—

Low income housing (LIH) developments:
Bridge loans	4.4	—	5.4	—	—		—
Partnership interests	—	0.9	—	1.1	—		—
LIH Developer	—	9.1	—	8.9	—		—

Total LIH developments	4.4	10.0	5.4	10.0	—		—

Alternative energy investments:
IRC Section 29 Syn/Coal production net receivables	(6.3)	—	14.9	—	—		—
IRC Section 29 Syn/Coal unamortized assets	6.4	3.4	6.5	6.7	—		—
Equity interest in biomass projects and pipeline	0.1	12.6	0.1	13.9	—		—
Clean energy related	0.1	0.8	—	0.7	—		0.7
Oil price derivative	9.6	—	—	—	—		—

Total alternative energy investments	9.9	16.8	21.5	21.3	—		0.7

Real estate, venture capital and other investments	0.9	6.6	3.0	6.7	17.0	(7)	0.6

Total unconsolidated investments	$28.1	$62.0	$43.2	$68.2	$17.0		$1.3

(7)	In 2005, Gallagher sold its ownership interest in a Florida residential real estate development. Terms of the transaction require Gallagher to continue to post a $12.6 million letter of credit to guarantee $12.4 million related to certain bonds issued by the residential development during Gallagher’s ownership of that development. Gallagher will be fully indemnified from any loss that it may incur on these LOCs by a guarantee from an affiliate of the purchaser.

Gallagher has a $4.4 million LOC outstanding related to the reclamation of a former IRC Section 29-related Syn/Coal site.

Consolidated Investment Summary

(Unaudited - in millions)

	June 30, 2006	December 31, 2005	June 30, 2006
			LOCs & Financial Guarantees	Funding Commitments
Home office land and building:
Fixed assets	$102.0	$101.9	$—	$—
Accumulated depreciation	(17.9)	(18.3)	—	—
Non-recourse borrowings - current	(1.0)	(0.9)	—	—
Non-recourse borrowings - noncurrent	(71.7)	(72.2)	—	—
Recourse borrowings - noncurrent	(3.0)	(3.0)	—	—
Net other consolidated assets and liabilities	3.3	4.0	3.0	—

Net investment	11.7	11.5	3.0	—

Airplane leasing company:
Fixed assets	51.8	51.8	—	—
Accumulated depreciation	(19.5)	(17.7)	—	—
Non-recourse borrowings - current	(2.0)	(1.9)	—	—
Non-recourse borrowings - noncurrent	(27.0)	(28.0)	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	(0.5)	(0.4)	—	—

Net investment	2.8	3.8	—	—

IRC Section 29 Syn/Coal partnerships:
Fixed assets	15.6	15.6	—	—
Accumulated depreciation	(9.1)	(7.3)	—	—
Non-recourse borrowings - current	(4.2)	(2.5)	—	—
Non-recourse borrowings - noncurrent	(2.6)	(4.4)	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	0.2	(1.3)	—	—

Net investment	(0.1)	0.1	—	—

Total consolidated investments:
Fixed assets	169.4	169.3	—	—
Accumulated depreciation	(46.5)	(43.3)	—	—
Non-recourse borrowings - current	(7.2)	(5.3)	—	—
Non-recourse borrowings - noncurrent	(101.3)	(104.6)	—	—
Recourse borrowings - noncurrent	(3.0)	(3.0)	—	—
Net other consolidated assets and liabilities	3.0	2.3	3.0	—

Net investment	$14.4	$15.4	$3.0	$—

(8 of 8)

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